Exhibit 99.1

ASPREVA PHARMACEUTICALS REPORTS RESULTS FOR FIRST QUARTER 2007 AND
ANNOUNCES LEADERSHIP TRANSITION OF FOUNDING CEO RICHARD GLICKMAN

Victoria, B.C., Canada; May 2, 2007 - Aspreva Pharmaceuticals Corporation (NASDAQ: ASPV; TSX: ASV), today released financial results for the first quarter ended March 31, 2007. First quarter revenues were $59.3 million with net income and earnings per fully diluted share of $36.4 million and $1.03, respectively. Unless otherwise specified, all amounts are in U.S. dollars and are reported under U.S. GAAP.

"In the first quarter, we made meaningful progress in our two clinical programs, including the milestone of last patient last dose which we reached in March for the induction phase of our lupus nephritis trial. We look forward to receiving the preliminary results of this study evaluating the use of CellCept in the treatment of this disease,” said Richard M. Glickman, Chairman and Chief Executive Officer of Aspreva.

Mr. Glickman added, “As we head into the second quarter, the strength of our balance sheet and the depth of our clinical, regulatory, and commercialization skills, leave us well-positioned for the next phase of our growth as a pharmaceutical company.”

The Board of Directors today announced initiation of a process to search for a successor for founding CEO Richard Glickman, who today advised the board of his intention to step down for personal reasons. Mr. Glickman will continue in his capacity as CEO throughout the transition process, which is expected to be completed by the end of 2007.

George Milne, lead director of Aspreva’s Board of Directors stated, “We respect Richard’s decision to step down and thank him for his tireless work over the past six years. Richard has played a crucial role in founding and developing a company with an excellent financial base, strong global clinical and regulatory capabilities, and underpinned by an exceptional management team.”

To learn more about Aspreva’s clinical programs, please visit www.aspreva.com.

Aspreva will host a conference call today at 5:00 p.m. EDT (2:00 p.m. PDT) to discuss results for the first quarter 2007.

First Quarter 2007 Results

Revenues
Total revenue for the first quarter 2007 was $59.3 million compared to $62.7 million in the first quarter 2006, and $52.5 million in the fourth quarter 2006. Aspreva continues to anticipate that revenue for the full year will be in excess of $245 million.

Net Income
First quarter 2007 net income was $36.4 million, or $1.03 per fully diluted share, versus net income of $44.8 million, or $1.25 per fully diluted share, in the first quarter 2006 and $26.0 million, or $0.73, in the fourth quarter 2006. This represents the eighth consecutive quarter of profitability for the company.

Research and Development (R&D) Expenses
Research and Development expenses in the first quarter of 2007 were $12.3 million, compared to $9.8 million in the first quarter 2006 and $13.6 million in the fourth quarter 2006. Our R&D expenses reflect the activity in Aspreva’s two active clinical programs as they continue to mature and also reflect the closing out of clinical development work in myasthenia gravis. Of note was the recording of last patient last dose in the induction phase of the lupus nephritis study in March 2007 and the continued enrollment into the pemphigus vulgaris trial. Increased spending in support of business development efforts also contributed to R&D expenses for the quarter.

Marketing, General and Administrative (MG&A) Expenses
Marketing, General and Administrative expenses in the first quarter of 2007 were $9.8 million, compared to $6.1 million in the first quarter 2006 and $12.0 million in the fourth quarter 2006. MG&A expenses included finance, information technology, and human resources programs and services in support of global operations as well as the planning and preparation activities for potential commercialization.

Cash and Marketable Securities
Cash and marketable securities at March 31, 2007 were $277.2 million compared to $259.9 million at December 31, 2006.

Annual General Meeting
Aspreva will be holding its 2007 Annual and Special General Meeting of Shareholders on Thursday, May 31, 2007 at 10:00 a.m. Pacific Time in Vancouver, British Columbia.

Conference Call
Aspreva will host a conference call to discuss results for the first quarter 2007 on Wednesday, May 2, 2007 at 5:00 p.m. EDT (2:00 p.m. PDT).

Dial-in information:
North America (toll free): 1-800-510-9661
International: 1-617-614-3452
Enter pass-code: 21957711

The call will be available for replay until Wednesday, May 9th, by calling 1-888-286-8010 (North America) or 1-617-801-6888 (International) and entering the pass code 16213778.

A live webcast will also be available to all interested parties on Aspreva’s website: www.aspreva.com. Please click on the “Webcasts and Events” link under the Investors section of Aspreva’s website. A replay of the webcast will be available until the company’s second quarter 2007 conference call.

About The CellCept Agreement
In July 2003, Aspreva acquired exclusive worldwide rights (excluding Japan) through 2017 to CellCept from Roche for the treatment of autoimmune diseases. CellCept is approved for marketing in the United States, European Union, Canada and other countries for the prevention of organ transplant rejection. Under the agreement, Aspreva is responsible for clinical development of CellCept for autoimmune diseases and will be responsible for sales and marketing upon receipt of regulatory approvals.

Aspreva currently has two phase III clinical programs underway with CellCept: lupus nephritis and pemphigus vulagaris. The last patient last dose for the induction phase of the lupus nephritis trial was reached in March 2007 and the maintenance phase is ongoing. We expect to complete our 52-week pemphigus vulgaris trial in 2008.

About Aspreva Pharmaceuticals
Aspreva is a global pharmaceutical company focused on identifying, developing, and, upon approval, commercializing evidence-based medicines for patients living with less common diseases. Aspreva common stock is traded on the NASDAQ Global Select Market under the trading symbol "ASPV" and on the Toronto Stock Exchange under the trading symbol "ASV". Learn more at www.aspreva.com.

SUMMARY OF ROYALTY REVENUE EARNED
TO DATE UNDER AGREEMENT WITH ROCHE

	Quarter ended	Year ended
(in thousands of U.S. dollars) (unaudited)	March 31, 2007	2006	2005

Initial quarterly payment less collar	54,541	$192,489	$70,402
Reconciliation amount	4,732	22,295	6,078
Total royalty revenue	59,273	$214,784	$76,480

ASPREVA PHARMACEUTICALS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands of U.S. dollars) (unaudited)	March 31,	December 31,
	2007	2006

ASSETS
Cash and marketable securities	$277,212	$259,895
Accounts receivable	65,228	57,426
Other current assets	3,895	3,565
Property and equipment, net	6,180	4,736
Other long term assets	1,493	1,435

	$354,008	$327,057

LIABILITIES AND SHAREHOLDERS’ EQUITY
Unearned royalty advance	$6,597	$6,559
Other current liabilities	24,847	37,548
Long term liabilities	1,257	1,312
Shareholders’ equity	321,307	281,638

	$354,008	$327,057

ASPREVA PHARMACEUTICALS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands of U.S. dollars, except per share amounts) (unaudited)
	Three Months Ended
	March 31,
	2007	2006

Royalty revenue	$59,273	$62,680

Expenses
Research and development	12,270	9,814
Marketing, general and administrative	9,802	6,111

	22,072	15,925

Other income	3,308	2,286

Income before income taxes	40,509	49,041

Income tax expense	4,095	4,289

Net income	$36,414	$44,752

Earnings per common share
Basic	$1.04	$1.30
Diluted	1.03	1.25

Weighted average number of shares outstanding:
Basic	35,165,100	34,375,761
Diluted	35,406,138	35,690,143

Included in net income for the period are the following charges for stock-based compensation:	$2,849	$973

ASPREVA PHARMACEUTICALS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands of U.S. dollars) (unaudited)
	Three Months Ended
	March 31,
	2007	2006

Net Cash Flows from Operating Activities
Net income for the period	$36,414	$44,752
Add non-cash items:
Depreciation and amortization	215	122
Deferred taxes	(52)	917
Stock-based compensation	2,849	973
Net change in non-cash working capital items related to operations	(18,897)	(16,495)
	20,529	30,269

Net Cash Flows used in Investing Activities
Net purchases of marketable securities	(50,440)	(1,660)
Purchase of property and equipment	(1,677)	(54)
	(52,117)	(1,714)

Net Cash Flows from (used in) Financing Activities
Issuance of shares, net of issue costs and tax	80	1,405
Payments on capital lease obligations	(99)	(109)
	(19)	1,296

Net increase in cash	(31,607)	29,851

Cash, beginning of the period	49,217	14,759

Cash, end of the period	$17,610	$44,610

For further information please contact:

Sage Baker
VP, Investor Relations & Corporate Communications
Aspreva Pharmaceuticals
250-744-2488 ext. 84270
sbaker@aspreva.com

The financial results in this news release are unaudited, and are not a complete disclosure of our quarterly or annual financial results.

This news release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 and forward-looking information within the meaning of applicable securities laws in Canada (collectively, “forward-looking statements”). The words “anticipates”, “believes”, “budgets”, “could”, “estimates”, “expects”, “forecasts”, “intends”, “may”, “might”, “plans”, “projects”, “schedule”, “should”, “will”, “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements in this news release include, but are not limited to, statements about: our strategy, future operations, clinical trials, prospects and plans of management; our expectations regarding future revenues; the effects of CellCept on patients; our expectations with respect to our existing collaboration agreement with Roche for the development of CellCept in autoimmune indications; and our two phase III clinical programs underway with CellCept: lupus nephritis and pemphigus vulgaris.

With respect to the forward-looking statements contained in this news release, we have made numerous assumptions regarding, among other things: our ability to accurately forecast future revenues; our ability to predict the effects of CellCept on patients; our ability to continue our two phase III clinical programs underway with CellCept: lupus nephritis and pemphigus vulgaris; our ability to protect our intellectual property rights and to not infringe on the intellectual property rights of others; our ability to comply with applicable governmental regulations and standards; and our ability to succeed at establishing a successful commercialization program for any of our potential products. Readers are cautioned that the plans, intentions or expectations disclosed in any forward-looking statements and underlying assumptions may not be achieved and that they should not place undue reliance on any forward-looking statement. Actual results or events could differ materially from the plans, intentions, expectations, and assumptions expressed or implied in any forward-looking statements as a result of numerous risks, uncertainties and other factors, including those relating to: difficulties or delays in the progress, timing and results of clinical trials and studies; difficulties or delays in obtaining regulatory approvals; the FDA may determine that the design and planned analysis of our clinical trials do not adequately address the trial objectives in support of our regulatory submission; future sales of CellCept may be less than expected; our future operating results are uncertain and likely to fluctuate; we may not be able to develop and obtain regulatory approval for CellCept in the treatment of autoimmune indications and any future products in our targeted indications; we may not be able to establish marketing and sales capabilities and the costs of launching CellCept in the treatment of autoimmune indications and any future products for our targeting indications may be greater than anticipated; the risk that we may not sustain our profitability; our ability to attract and retain collaborations relating to the development and commercialization of new indications; competition from other pharmaceutical or biotechnology companies; our ability to raise additional financing required to fund further research and development, clinical studies, and obtain regulatory approvals, on commercially acceptable terms or at all; economic and capital market conditions; our ability to obtain and protect patents and other intellectual property rights; our ability to operate without infringing the intellectual property rights of others; our ability to comply with applicable governmental regulations and standards; currency exchange rates; and our ability to successfully attract and retain skilled and experienced personnel.

Although we have attempted to identify the important risks, uncertainties and other factors that could cause actual results or events to differ materially from those expressed or implied in the forward-looking statements, there may be other factors that cause actual results or events to differ from those expressed or implied in the forward-looking statements. For a more thorough discussion of the risks associated with our business, see the “Risk Factors” section in Aspreva’s Annual Report on Form 10-K for the year ended December 31, 2006 filed with the U.S. Securities Exchange Commission on EDGAR at www.sec.gov and on SEDAR at www.sedar.com. All forward-looking statements are qualified in their entirety by this cautionary statement and Aspreva undertakes no obligation to revise or update any forward-looking statements as a result of new information, future events or otherwise after the date hereof.